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                                                                     Schedule II

                     OMNICARE, INC. AND SUBSIDIARY COMPANIES
                        Valuation and Qualifying Accounts
                                 (in thousands)

                                       Additions
                         Balance at     charged                   Write-offs   Balance
                        beginning of    to cost                     net of     at end
                          period      and expenses  Acquisitions  recoveries  of period
                        ------------  ------------  ------------  ----------  ---------

Allowance for
  uncollectible
  accounts receivable

Year ended
December 31,
    1996                   $4,761       $3,614        $105        $(2,849)     $5,631

    1995                    3,681        3,086         239         (2,245)      4,761

    1994                    3,187        2,298         722         (2,526)      3,681

Allowance for
    uncollectible
    accounts receivable,
    discontinued operations

Year ended
December 31,
    1996                   $  282       $   -         $  -        $ (282)      $  -

    1995                   $  282           -            -            -          282

    1994                   $  288           -            -            (6)        282